EXHIBIT 8

LIST OF SUBSIDIARIES

Set forth below is a chart indicating the individual companies within the Group and the Group’s participation (direct and indirect) in each company at December 31, 2015.

Primary Operating Area	Country of incorporation	Direct	Indirect	Total
Corporate & Investment Banking
Ethniki Leasing S.A.	Greece	100,00%	—	100,00%
Ethniki Factors S.A.	Greece	100,00%	—	100,00%
Probank Leasing S.A.	Greece	84,52%	0,19%	84,71%
Titlos Plc(1)	UK	—	—	—
Retail Banking
Revolver APC Limited(1)	UK	—	—	—
Revolver 2008-1 PLC(1)	UK	—	—	—
Spiti PLC(1)	UK	—	—	—
Autokinito PLC(1)	UK	—	—	—
Agorazo PLC(1)	UK	—	—	—
Turkish Operations
Finansbank A.S.	Turkey	82,23%	17,58%	99,81%
Finans Leasing A.S.	Turkey	29,87%	68,91%	98,78%
Finans Invest A.S.	Turkey	0,20%	99,61%	99,81%
Finans Portfolio Management A.S.	Turkey	0,02%	99,79%	99,81%
IB Tech A.S.	Turkey	—	99,81%	99,81%
Finans Factoring A.S.	Turkey	—	99,81%	99,81%
E-Finans Elektronik Ticaret Ve Bilisim Hizmetleri A.S.	Turkey	—	50,90%	50,90%
PSA Finansman A.S.	Turkey	—	99,81%	99,81%
International
The South African Bank of Athens Ltd	South Africa	76,21%	23,58%	99,79%
National Bank of Greece (Cyprus) Ltd.	Cyprus	100,00%	—	100,00%
National Securities Co (Cyprus) Ltd	Cyprus	—	100,00%	100,00%
NBG Management Services Ltd	Cyprus	100,00%	—	100,00%
Stopanska Banka A.D. (Skopje)	FYROM	94,64%	—	94,64%
United Bulgarian Bank AD—Sofia (UBB)	Bulgaria	99,91%	—	99,91%
UBB Asset Management Inc.	Bulgaria	—	99,92%	99,92%
UBB Insurance Broker A.D.	Bulgaria	—	99,93%	99,93%
UBB Factoring E.O.O.D.	Bulgaria	—	99,91%	99,91%
Interlease E.A.D.	Bulgaria	100,00%	—	100,00%
Interlease Auto E.A.D.	Bulgaria	—	100,00%	100,00%
Hotel Perun—Bansko EOOD	Bulgaria	—	100,00%	100,00%
Banca Romaneasca S.A.	Romania	99,28%	—	99,28%
NBG Leasing IFN S.A.	Romania	6,43%	92,90%	99,33%
Vojvodjanska Banka a.d. Novi Sad	Serbia	100,00%	—	100,00%
NBG Leasing d.o.o. Belgrade	Serbia	100,00%	—	100,00%
NBG Services d.o.o. Belgrade	Serbia	—	100,00%	100,00%
Banca NBG Albania Sh.a.	Albania	100,00%	—	100,00%
NBG (Malta) Holdings Ltd	Malta	—	100,00%	100,00%
NBG Bank Malta Ltd	Malta	—	100,00%	100,00%
Global Markets & Asset Management
NBG Securities S.A.	Greece	100,00%	—	100,00%
NBG Asset Management Mutual Funds S.A.	Greece	98,10%	1,90%	100,00%
Probank M.F.M.C.	Greece	95,00%	5,00%	100,00%

Primary Operating Area	Country of incorporation	Direct	Indirect	Total
Profinance S.A.	Greece	99,90%	0,10%	100,00%
NBG Greek Fund Ltd.	Cyprus	100,00%	—	100,00%
NBG Finance Plc	UK	100,00%	—	100,00%
NBG Finance (Dollar) Plc	UK	100,00%	—	100,00%
NBG Finance (Sterling) Plc	UK	100,00%	—	100,00%
NBG International Ltd	UK	100,00%	—	100,00%
NBGI Private Equity Ltd	UK	—	100,00%	100,00%
NBGI Private Equity S.A.S	France	—	100,00%	100,00%
NBG Securities Romania S.A. (formerly ETEBA Romania S.A.)	Romania	73,12%	26,88%	100,00%
NBG Asset Management Luxembourg S.A.	Luxemburg	94,67%	5,33%	100,00%
NBGI Private Equity Funds	UK	—	100,00%	100,00%
Insurance
NBG Bancassurance S.A.	Greece	100,00%	—	100,00%
Ethniki Hellenic General Insurance S.A.	Greece	100,00%	—	100,00%
National Insurance Brokers S.A.	Greece	—	95,00%	95,00%
NBG Insurance Brokers S.A.	Greece	99,90%	0,08%	99,98%
Audatex Hellas S.A.	Greece	—	70,00%	70,00%
FB Insurance Agency Inc	Greece	99,00%	—	99,00%
Ethniki Insurance (Cyprus) Ltd	Cyprus	—	100,00%	100,00%
Ethniki General Insurance (Cyprus) Ltd	Cyprus	—	100,00%	100,00%
National Insurance Agents & Consultants Ltd	Cyprus	—	100,00%	100,00%
S.C. Garanta Asigurari S.A.	Romania	—	94,96%	94,96%
Other
NBG Property Services S.A.	Greece	100,00%	—	100,00%
Pronomiouhos S.A. Genikon Apothikon Hellados	Greece	100,00%	—	100,00%
Innovative Ventures S.A. (I-Ven) (under liquidation)	Greece	—	100,00%	100,00%
Astir Palace Vouliagmenis S.A.	Greece	85,35%	—	85,35%
Astir Marina Vouliagmenis S.A.	Greece	—	85,35%	85,35%
Grand Hotel Summer Palace S.A.	Greece	100,00%	—	100,00%
NBG Training Center S.A.	Greece	100,00%	—	100,00%
KADMOS S.A.	Greece	100,00%	—	100,00%
DIONYSOS S.A.	Greece	99,91%	—	99,91%
EKTENEPOL Construction Company S.A.	Greece	100,00%	—	100,00%
Mortgage, Touristic Protypos S.A.	Greece	100,00%	—	100,00%
Hellenic Touristic Constructions S.A.	Greece	77,76%	—	77,76%
Ethniki Ktimatikis Ekmetalefsis S.A.	Greece	100,00%	—	100,00%
NBG Pangaea Real Estate Investment Company	Greece	100,00%	—	100,00%
Karela S.A.	Greece	—	100,00%	100,00%
Nash S.r.L.	Italy	—	100,00%	100,00%
Fondo Picasso	Italy	—	100,00%	100,00%
Egnatia Properties S.A	Romania	—	100,00%	100,00%
QUADRATIX Ltd	Cyprus	—	100,00%	100,00%
NBG International Holdings BV	The Netherlands	100,00%	—	100,00%
ARC Management One SRL(1)	Romania	—	100,00%	100,00%
ARC Management Two EAD(1)	Bulgaria	—	100,00%	100,00%

(1)           VIE in which the Bank is the primary beneficiary